UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 5, 2006 (April 28, 2006)
LOUDEYE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington	98144
(Address of Principal Executive Offices)	Zip Code
(206) 832-4000
_______________________________________________
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     As disclosed in a current report on Form 8-K filed May 1, 2006, as amended on May 4, 2006, on April 28, 2006, Loudeye Corp. entered into an asset purchase agreement and related ancillary agreements pursuant to which Muze Inc. has acquired Loudeye’s U.S.-based services and operations for $11.0 million in cash. The transaction closed April 30, 2006.
     In connection with this transaction, Loudeye and Muze have entered into a sublease arrangement for Loudeye’s facility in Seattle effective as of May 1, 2006. Muze will reimburse Loudeye for 50% of the rent expense for the Seattle facility and Muze will generally reimburse Loudeye for facility related expenses on an as-used basis. A copy of the sublease agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
     (d)      Exhibits.
     10.2     Sublease dated effective as of May 1, 2006, among Loudeye Corp., Loudeye Enterprise Communications, Inc., and Muze Inc., for offices as 1130 Rainier Avenue South, Seattle, Washington.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: May 5, 2006	By:	/s/ Chris J. Pollak
Chris J. Pollak
Chief Financial Officer